UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

SHOPKO STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY SHOPKO STORES, INC. ON OCTOBER 11, 2005.

CONTACT:
Media, John Vigeland, ShopKo (920) 429-4132
Investor Relations, ShopKo (920) 429-7039
ISS Recommends ShopKo Shareholders Vote in Favor of Merger Agreement
with Affiliate of Goldner Hawn Johnson & Morrison
GREEN BAY, Wis., October 11, 2005 – ShopKo Stores, Inc. (NYSE: SKO) announced today that Institutional Shareholder Services (ISS) has recommended that ShopKo shareholders vote for the merger agreement with Badger Retail Holding, Inc., an affiliate of Minneapolis-based private equity investment firm Goldner Hawn Johnson & Morrison Incorporated (Goldner Hawn).
In reaching its decision to recommend that ShopKo shareholders vote for the proposed merger agreement with an affiliate of Goldner Hawn, ISS noted in its October 7, 2005 report that, “We conclude that [ShopKo] shareholders have ultimately extracted a reasonable and fair value from Goldner Hawn.” In making its recommendation, ISS noted the existence of the previously announced unsolicited non-binding proposal from a third-party group to acquire ShopKo, which was included as an exhibit to the company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2005, and concluded, after consideration of a number of factors, that shareholders should vote to approve the Goldner Hawn transaction.
Commenting on the ISS recommendation, Stephen Watson, Co-Chairman of the Board of Directors and Member of the Independent Special Committee of ShopKo, said, “We are pleased that ISS has recognized the value in this transaction. The ISS recommendation further underscores our belief that the Goldner Hawn proposal is a highly attractive offer that is the best option for ShopKo shareholders. We continue to urge our shareholders to vote in favor of the merger to realize the significant and immediate value of the $25.50 per share cash consideration.”
ShopKo will hold a special meeting of its shareholders on October 17, 2005, to vote on the merger agreement. ShopKo urges shareholders to sign, date and return the white proxy card voting FOR approval of the merger agreement. Shareholders with any questions regarding the proxy materials, should contact ShopKo’s proxy solicitor, Georgeson Shareholder Communications, toll free at 1.800.280.7183.
Under the terms of the merger agreement, upon completion of the merger, each outstanding share of ShopKo’s common stock will be converted into the right to receive $25.50 in cash. ShopKo currently has approximately 29.8 million shares of common stock outstanding, excluding options. The merger is expected to be completed shortly after the receipt of shareholder approval.

ISS is widely recognized as one of the leading independent proxy advisory firms in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
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ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions. Retail formats include 137 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 219 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept. With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO. For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at http://www.shopko.com.
Statements about the expected timing of the merger and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. For example, the unsolicited non-binding proposal may not result in a definitive agreement for an alternative transaction. Moreover, ShopKo may not be able to complete the proposed merger with Badger Retail Holding on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions. Additional factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger, ShopKo has filed with the SEC, and furnished to shareholders of ShopKo, a definitive proxy statement dated August 9, 2005 and proxy supplements dated September 19, 2005 and October 4, 2005. Shareholders are advised to read the definitive proxy statement and proxy supplements distributed to shareholders because they contain important information. Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement and proxy supplements and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders also are able to obtain a free-of-charge copy of the definitive proxy statement and proxy supplements and other relevant documents by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo’s website, http://www.shopko.com.
ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of August 1, 2005, is set forth in ShopKo’s definitive proxy statement as filed with the SEC. Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.